UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 6, 2015
Date of Report (Date of earliest event reported)

Apollo Global Management, LLC
(Exact name of registrant as specified in its charter)

Delaware	001-35107	20-8880053
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)
9 West 57th Street, 43rd Floor
New York, New York 10019
(Address of principal executive offices) (Zip Code)

(212) 515-3200
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                          Entry into a Material Definitive Agreement

On August 6, 2015, (i) AMH Holdings (Cayman), L.P. (“AMH Holdings”), a subsidiary of Apollo Global Management, LLC (“Apollo”), entered into a Transaction Agreement (the “Transaction Agreement”) with AR Capital, LLC (“ARC”) and AR Global, LLC (“AR Global”), pursuant to which AMH Holdings will acquire from ARC a 60% interest in AR Global, which will, at the time the transaction is completed, own a majority of ARC’s ongoing asset management business (the “ARC Acquisition”), on the terms and subject to the conditions set forth in the Transaction Agreement, (ii) Apollo Management Holdings, L.P. (“AMH”), a subsidiary of Apollo, entered into a Membership Interest Purchase Agreement (the “Membership Interest Purchase Agreement”) with RCS Capital Corporation (“RCAP”) and RCS Capital Holdings, LLC, pursuant to which AMH will acquire Realty Capital Securities, LLC, American National Stock Transfer, LLC and, subject to the satisfaction of certain additional terms and conditions, Strategic Capital Management Holdings, LLC (“StratCap”) from RCAP (the “RCS Acquisition”), on the terms and subject to the conditions set forth in the Membership Interest Purchase Agreement and (iii) AMH entered into an Investment Agreement (the “Investment Agreement”) with RCAP pursuant to which AMH will acquire $25 million of a new series of preferred stock of RCAP (the “Preferred Stock Investment”, and together with the ARC Acquisition and the RCS Acquisition, the “Transactions”), on the terms and conditions set forth in the Investment Agreement.

At the closing of the ARC Acquisition, AMH Holdings will pay to ARC a purchase price consisting of $200 million of cash and $178 million of equity interests in Apollo, subject to certain adjustments, including for employee incentives issued in the form of restricted stock units of Apollo.  In addition, ARC will be entitled to receive earnout payments from AMH Holdings if AR Global raises at least $25 billion of new capital over the 5 years following the completion of the ARC Acquisition.  Such earnout would be fully earned to a maximum of $500 million if AR Global raises $40 billion of new capital over such time period and would be prorated for amounts raised between $25 billion and $40 billion, subject to the terms and conditions set forth in the Transaction Agreement.  The earnout payments will be payable in equity interests of Apollo, provided that AMH Holdings may elect to pay up to 60% of any earnout payments due after December 31, 2016 in cash.  In addition, ARC, AR Global and AMH Holdings will be allocated distributions of certain performance related fees related to specific existing investment vehicles in accordance with a waterfall and other terms and conditions set forth in the Transaction Agreement and the limited liability company agreement of AR Global that will be entered into between ARC and AMH Holdings at the time the ARC Acquisition is completed.

The equity portion of the purchase price, and earnout payments (if any), to be paid in connection with the ARC Acquisition (the “Equity Consideration”) will consist of partnership interests (the “Apollo Operating Group Units”) in each of AMH, Apollo Principal Holdings I, L.P., Apollo Principal Holdings II, L.P., Apollo Principal Holdings III, L.P., Apollo Principal Holdings IV, L.P., Apollo Principal Holdings V, L.P., Apollo Principal Holdings VI, L.P., Apollo Principal Holdings VII, L.P., Apollo Principal Holdings VIII, L.P., Apollo Principal Holdings IX, L.P. and Apollo Principal Holdings X, L.P.  The Apollo Operating Group Units will be exchangeable for Class A common shares of Apollo (“Class A Shares”) after the first anniversary of the completion of the ARC Acquisition, subject to restrictions on the amount of Class A Shares in each subsequent year until the fifth anniversary of the completion of the ARC Acquisition (which may be extended to the tenth anniversary upon the occurrence of certain events).  The number of Class A Shares comprising the equity portion of the consideration payable at the closing of the ARC Acquisition will be determined by dividing the dollar amount of such payment by the volume weighted average trading price of Class A Shares over the 30 trading days preceding the announcement of the ARC Acquisition (the “Pre-Announcement Price”). The number of Class A Shares comprising the equity portion of any earnout consideration payable to ARC in connection with the ARC Acquisition will be determined by dividing the dollar amount of such payment by (i) with respect to any payments made on or prior to December 31, 2016, the Pre-Announcement Price and (ii) with respect to any payments made after December 31, 2016, the greater of (A) the Pre-Announcement Price and (B) the volume weighted average trading price for Class A  Shares for the 30 trading days preceding the payment.

At the closing of the RCS Acquisition, AMH will pay to RCAP a purchase price consisting of $25 million in cash, subject to adjustments for working capital and regulatory cash held by the acquired business, subject to reduction if StratCap is not acquired.

The Transaction Agreement, the Membership Interest Purchase Agreement and the Investment Agreement contain various representations, warranties and covenants of the parties, including, among others, covenants pertaining to operation of the acquired businesses during the period between the execution of agreements and the completion of the Transactions and the obligations of the parties to seek third party and regulatory approvals required for the Transactions.

Completion of the ARC Acquisition is subject to various conditions, including, among others: (i) completion of the RCS Acquisition and (ii) the expiration or earlier termination of any applicable waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any other required approvals pursuant to applicable antitrust and non-competition laws.  The acquisition of the subsidiaries of ARC that are advisers registered under the Investment Advisers Act of 1940, or that advise entities that are regulated under the Investment Company Act of 1940, is subject to the receipt of approval from the boards of directors and shareholders of the applicable advised entities.  It is expected that these advisers will be acquired in a second closing after the requisite approvals are received.

Completion of the RCS Acquisition is subject to certain closing conditions, including, among others: (i) completion of the ARC Acquisition, (ii) completion of the Preferred Stock Investment and (iii) the approval of the Financial Industry Regulatory Authority.

The Preferred Stock Investment is subject to a concurrent investment by Luxor Capital Group, LP, and certain other closing conditions.

Each of the Transaction Agreement, the Membership Interest Purchase Agreement and the Investment Agreement contain certain termination rights for the parties thereto, including if any governmental authority shall have issued an order, decree or ruling or taken any action enjoining or otherwise prohibiting the transactions contemplated thereby, breach of the representations, warranties and covenants by the parties thereto that could result in the failure of a closing condition and in the event the transactions contemplated thereby have not been completed by June 30, 2016.  In addition, the Transaction Agreement may be terminated if the Membership Interest Purchase Agreement is terminated, and the Membership Interest Purchase Agreement may be terminated if the Transaction Agreement is terminated, provided that the termination of the Transaction Agreement does not arise from a material or willful breach of the Transaction Agreement by AMH Holdings.

Item 3.02                          Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report concerning the Equity Consideration is incorporated by reference into this Item 3.02. The Equity Consideration is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2)(a) on the basis that there was no public offering of the Equity Consideration.

Item 8.01                          Other Events.

On August 6, 2015, Apollo issued a press release announcing the Transactions.

Item 9.01                 Financial Statements and Exhibits.

(d)            Exhibits: The following Exhibits are furnished with this Report

Exhibit No.	Description
99.1	Press Release dated August 6, 2015, entitled “Apollo Global Management Announces Strategic Transactions”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO GLOBAL MANAGEMENT, LLC

Date: August 11, 2015	By:	/s/ Martin Kelly
Martin Kelly
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 6, 2015, entitled “Apollo Global Management Announces Strategic Transactions”